Exhibit 99.1


                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT ("Agreement") is made as of the 8th day of August, 2001 by and among Artisoft, Inc., a Delaware corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

     A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

     B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of 2,800,0000 shares of the Series B Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), such Preferred Stock to have the relative rights, preferences and designations set forth in the Certificate of Designations, Preferences and Rights set forth in Exhibit A hereto (the "Certificate of Designations"), and warrants to purchase an aggregate of 2,800,000 shares of the common stock, par value $.01 per share, of the Company in the form attached hereto as Exhibit B (the "Warrants"); and

     C. On the terms and subject to the conditions set forth herein, Special Situations Fund III, L.P. ("SSF") and certain of the other Investors (the "Initial Investors") will purchase on the First Closing Date (as defined below) an aggregate of 1,560,000 shares of Preferred Stock and Warrants to purchase an aggregate of 1,560,000 shares of the common stock, par value $.01 per share, of the Company (collectively, the "Initial Securities") for an aggregate purchase price of $3,900,000 (the "Initial Purchase Price"); and

     D. Upon the satisfaction of the conditions set forth herein, the Initial Investors and the other Investors (the "Remaining Investors") will purchase on the Second Closing Date (as defined below) an additional 1,240,000 shares of Preferred Stock and Warrants to purchase an aggregate of 1,240,000 shares of the common stock, par value $.01 per share, of the Company (collectively, the "Remaining Securities") for an aggregate purchase price of $3,100,000 (the "Remaining Purchase Price" and, collectively with the Initial Purchase Price, the "Purchase Price"); and

     E. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws.
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     In  consideration of the mutual promises made herein and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

     "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

     "AGREEMENTS" means this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement.

     "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company, including the stock into which the Series B Preferred Stock is convertible, and any capital stock of any class of the Company hereafter authorized that shall not be entitled to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

     "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "COMPANY'S   KNOWLEDGE"  means  the  actual  knowledge  of  the  "executive officers" (as such term is defined in Rule 405 promulgated under the 1933 Act) of the Company after due inquiry.

     "CONVERSION SHARES" means the shares of Common Stock issuable upon conversion of the Preferred Stock.

     "INTELLECTUAL PROPERTY" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

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     "MATERIAL  ADVERSE  EFFECT" means a material  adverse effect on the assets,
liabilities,   results  of  operations,   condition  (financial  or  otherwise),
business, or prospects of the Company and its subsidiaries taken as a whole.

     "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     "SEC FILINGS" has the meaning set forth in Section 4.6.

     "SECURITIES" means the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

     "SHARES" means the shares of Preferred Stock being purchased by the Investors hereunder on the First Closing Date and the Second Closing Date.

     "SUBSIDIARY" has the meaning set forth in Section 4.1.

     "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

     "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2. PURCHASE AND SALE OF THE SHARES AND WARRANTS. (a) Subject to the terms and conditions of this Agreement, on the First Closing Date, each of the Initial Investors hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to the Initial Investors, the Initial Securities in the respective amounts set forth opposite each Investor's name on the signature pages attached hereto.

     (b) Subject to the terms and conditions of this Agreement, on the Second Closing Date, each of the Investors hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to the Investors, the Remaining Securities in the respective amounts set forth opposite each Investor's name on the signature pages attached hereto.

     3. CLOSING. (a) Promptly upon the execution and delivery of this Agreement and the Registration Rights Agreement and the delivery of such other documents as may be required hereunder or as may be reasonably requested by the Investors or their counsel, the Company shall effect the filing in Delaware of the Certificate of Designations. Upon confirmation that the Certificate of Designations has been appropriately filed in Delaware and become effective, the Company shall deliver to the Initial Investors' counsel, in trust, a certificate

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or certificates,  registered in such name or names as the Initial  Investors may designate, representing the Initial Securities, with instructions that such certificates are to be held for release to the Initial Investors only upon payment of the Initial Purchase Price to the Company. Upon receipt by counsel to the Initial Investors of the certificates, each Initial Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Initial Investor's Initial Purchase Price. On the date (the "First Closing Date") the Company receives such funds, the certificates evidencing the Initial Securities shall be released to the Initial Investors (the "First Closing"). The purchase and sale of the Initial Securities shall take place at the offices of Lowenstein Sandler P.C., 1330 Avenue of the Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Initial Investors shall mutually agree.

     (b) Promptly upon the satisfaction or waiver of the conditions set forth herein and the delivery of such other documents as may be required hereunder or as may reasonably be requested by the Investors or their counsel, the Company shall deliver to Investors' counsel, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Remaining Securities, with instructions that such certificates are to be held for release to the Investors only upon payment of the Remaining Purchase Price to the Company. Upon receipt by counsel to the Investors of the certificates, each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's Remaining Purchase Price. On the date (the "second Closing Date") the Company receives such funds, the certificates evidencing the Remaining Securities shall be released to the Investors (the "Second Closing"). The purchase and sale of the Remaining Securities shall take place at the offices of Lowenstein Sandler P.C., 1330 Avenue of the Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Investors shall mutually agree.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors that, except as set forth in the Schedules delivered herewith:

          4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company's subsidiaries are reflected on SCHEDULE
4.1 hereto (the "Subsidiaries").

          4.2 AUTHORIZATION. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, other than, in the case of the issuance of the

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Remaining Securities,  the approval of the Proposal (as defined in Section 7.10)
by the Company's stockholders in accordance with applicable law and stock market rules and regulations, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities, other than, in the case of the Remaining Securities, the approval of the Proposal by the Company's stockholders in accordance with applicable law and stock market rules and regulations. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          4.3 CAPITALIZATION. Set forth on SCHEDULE 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the last business day immediately prior to the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans on the last business day immediately prior to the date hereof; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company on the last business day immediately prior to the date hereof. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. The Company has not granted any Person the right, which is presently in effect or could arise in the future, to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

          4.4 VALID ISSUANCE. The Preferred Stock has been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due conversion or exercise of the Preferred Stock and the Warrants, as applicable, the Conversion Shares or Warrant Shares, as applicable, issuable upon such conversion or exercise will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or

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imposed by  applicable  securities  laws.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Preferred Stock and upon exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

          4.5 CONSENTS. Other than, in the case of the Remaining Securities, the approval of the Proposal by the stockholders of the Company in accordance with applicable law and stock market rules and regulations and related filings under applicable federal securities laws, the execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (i) the sale of the Preferred Stock and the Warrants, (ii) the issuance of the Conversion Shares upon due conversion of the Preferred Stock and the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by this Agreement from the provisions of Section 203 of the Delaware General Corporation Law.

          4.6 DELIVERY OF SEC FILINGS; BUSINESS. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (the "2000 10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 2000 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

          4.7 USE OF PROCEEDS. The proceeds of the sale of the Common Stock and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

          4.8 NO MATERIAL ADVERSE CHANGE. Since June 30, 2000, except as identified and described in the SEC Filings, there has not been:

               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect;

               (ii)  any  declaration  or  payment  of  any  dividend,   or  any
authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

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               (iii) any material  damage,  destruction or loss,  whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

               (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted);

               (vi) any change or amendment to the Company's Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

               (vii) any material labor difficulties or, to the Company's Knowledge, labor union organizing activities with respect to employees of the Company or any Subsidiary;

               (viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

               (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

               (x) the loss or threatened loss of any customer which has had or is reasonably expected to have a Material Adverse Effect; or

               (xi) any other event or condition of any character that has had or is reasonably be expected to have a Material Adverse Effect.

          4.9 SEC FILINGS; S-3 ELIGIBILITY.

          (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were

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made, not misleading;  and each  prospectus  filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Company meets the registrant requirements for use of Form S-3 set forth in General Instruction I.A. of Form S-3. As of the First Closing or the Second Closing, as applicable, the sale by the Investors of the Registrable Securities (as such term is defined in the Registration Rights Agreement) issuable upon the exercise or conversion of the Initial Securities or the Remaining Securities, as applicable, meets the transaction requirements for use of Form S-3 set forth in General Instruction I.B.3. of Form S-3.

          4.10 NO CONFLICT, BREACH, VIOLATION OR DEFAULT. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investors before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, other than, in the case of (ii), such conflicts, breaches or violations as, individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect.

          4.11 TAX MATTERS. The Company and each Subsidiary has timely prepared and filed (within all applicable extension periods) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

          4.12 TITLE TO PROPERTIES. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof

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by them;  and except as  disclosed  in the SEC  Filings,  the  Company  and each
Subsidiary  holds  any  leased  real  or  personal   property  under  valid  and
enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          4.13 CERTIFICATES, AUTHORITIES AND PERMITS. Except as has not and could not reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          4.14 NO LABOR DISPUTES. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent.

          4.15 INTELLECTUAL PROPERTY.

          (a) All registered or issued Intellectual Property of the Company and its Subsidiaries is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No registered Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

          (b) All of the licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "LICENSE AGREEMENTS") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and, to the Company's Knowledge, there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

          (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company's and each of its Subsidiaries' businesses substantially as currently conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets.

          (d) The Company and its Subsidiaries own the Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and owned by it free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all other Intellectual Property used or held for use in the respective businesses of the Company and its Subsidiaries. The Company and its Subsidiaries have the right to use all of the owned and licensed Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses.

          (e) The Company and each of its Subsidiaries have taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns and which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not, to the Company's Knowledge, infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party, and, to the Company's Knowledge, the Intellectual Property rights of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

          (f) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

          (g) All software owned by the Company or any of its Subsidiaries, and, to the Company's Knowledge, all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

          (h) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their confidential information and trade secrets. Each employee, consultant and contractor who has had access to proprietary Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets to any third party.

          4.16 ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

          4.17 LITIGATION. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

          4.18 FINANCIAL STATEMENTS. The financial statements included in each SEC Filing fairly present the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any Subsidiaries has any liabilities, contingent or otherwise, except those which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          4.19 INSURANCE COVERAGE. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

          4.20 COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS. The Company is in compliance with applicable Nasdaq National Market continued listing requirements. There are no proceedings pending or, to the Company's

Knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq National Market and the Company has not received any notice of, nor to the Company's Knowledge is there any basis for, the delisting of the Common Stock from the Nasdaq National Market.

          4.21 BROKERS AND FINDERS. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

          4.22 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          4.23 NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

          4.24 QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          4.25 DISCLOSURES. None of the written materials delivered to the Investors in connection with the transactions contemplated by the Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. None of the following matters disclosed in the Schedules delivered herewith have had, or are reasonably likely to have, a Material Adverse Effect, individually or in the aggregate : (i) the matters disclosed in SCHEDULE 4.11 with respect to the State of California; (ii) the matters disclosed in the third paragraph of SCHEDULE 4.15; and (iii) the matters disclosed in SCHEDULE 4.17.

     5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

          5.1 ORGANIZATION AND EXISTENCE. The Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

          5.2 AUTHORIZATION. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          5.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

          5.4 INVESTMENT EXPERIENCE. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          5.5 DISCLOSURE OF INFORMATION. The Investor has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

          5.6 RESTRICTED SECURITIES. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          5.7 LEGENDS. It is understood that, until the earlier of (i) the time (other than an Allowed Delay (as defined in the Registration Rights Agreement)) the Investor has a present intention to dispose of Securities pursuant to the Plan of Distribution included in a currently available final Prospectus prepared by the Company and relating to a Registration Statement effected pursuant to the Registration Rights Agreement (a "Final Prospectus") applicable to such Securities or (ii) the time when such Securities may be sold pursuant to Rule 144(k), certificates evidencing such Securities may bear the following or any similar legend:

          (a) "The securities  represented  hereby may not be transferred unless
(i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

          (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

          Upon the earlier of (i) registration of any Conversion Shares or Warrant Shares (collectively, the "Underlying Shares") issuable upon conversion or exercise, as the case may be, of Shares or Warrants for sale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available with respect to the Preferred Stock and Warrants issued pursuant to this Agreement or the Underlying Shares, as applicable, the Company shall, upon an Investor's written request (which in the case of clause (i) shall be accompanied by a written certification by the Investor that (A) the Investor has a present intention to dispose of Underlying Shares covered by such registration statement pursuant to the Plan of Distribution included in a currently available Final Prospectus related thereto, and (B) the Investor will comply with the prospectus delivery requirements applicable to such disposition, and which, in the case of clause (ii), shall be accompanied by such reasonable and appropriate customary representations as may be reasonably requested by the Company), promptly cause certificates evidencing such Underlying Shares, Preferred Stock and/or Warrants, as applicable, to be replaced with certificates which do not bear such restrictive legends, and (I) all Conversion Shares subsequently issued in respect of such Preferred Stock shall not bear such restrictive legends, and
(II) all Warrant Shares subsequently issued in respect of such Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within ten (10) business days of submission by that Investor of legended stock certificate(s) to the Company's transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for a penalty equal to 1% of the aggregate purchase price of the Shares evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such ten (10) days that the unlegended certificates have not been so delivered.

          5.8 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          5.9 NO GENERAL SOLICITATION. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

          5.10 BROKERS AND FINDERS. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

          5A. CONDITIONS TO THE CLOSINGS.

               5A.1 CONDITIONS TO THE INVESTORS' OBLIGATIONS - FIRST CLOSING. The obligation of the Initial Investors to purchase the Initial Securities at the First Closing is subject to the fulfillment to the Initial Investors' satisfaction, on or prior to the First Closing Date, of the following conditions, any of which may be waived by the Initial Investors proposing to purchase a majority of the Initial Securities:

               (a) The  representations  and  warranties  made by the Company in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks of an earlier date, and, to the extent not already qualified by materiality, except for changes which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing Date.

               (b) The Company shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the purchase and sale of the Initial Securities.

               (c) The Company and the Investors shall have executed and delivered the Registration Rights Agreement.

               (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding should have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.

               (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Agreements and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

               (f) The Initial Investors shall have received an opinion from Hale and Dorr LLP, the Company's counsel, dated as of the First Closing Date, in form and substance reasonably acceptable to the Initial Investors, addressing those legal matters set forth in SCHEDULE 5A hereto.

               5A.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY- FIRST CLOSING. The Company's obligation to sell and issue the Initial Securities at the First

Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

               (a)  The  conditions  set  forth  in  subsections  (b) and (c) of
Section 5A.1 shall have been fulfilled.

               (b) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding should have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.

               5A.3 CONDITIONS TO THE INVESTORS' OBLIGATIONS - SECOND CLOSING. The obligation of the Investors to purchase the Remaining Securities at the Second Closing is subject to the fulfilment to the Investors' satisfaction, on or prior to the Second Closing Date, of the following conditions, any of which may be waived by the mutual consent of (i) the Initial Investors holding a majority of the Initial Securities (the "Required Initial Investors") and (ii) the Remaining Investors proposing to purchase a majority of the Remaining Securities to be purchased by the Remaining Investors (the "Required Remaining Investors" and, collectively with the Required Initial Investors, the "Required Investors"):

               (a) The  representations  and  warranties  made by the Company in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks of an earlier date, and, to the extent not already qualified by materiality, except for changes which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing Date.

               (b) The Company shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the purchase and sale of the Remaining Securities.

               (c) The First Closing shall have been consummated in accordance with the terms of this Agreement.

               (d) The Company's  stockholders  shall have approved the Proposal
(as defined in Section 7.10) by the vote and in the manner required by applicable laws and the applicable Nasdaq Marketplace Rules.

               (e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding should have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.

               (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Second Closing Date, certifying to the fulfilment of the conditions specified in subsections (a) and (b) of this Section 5A.3.

               (g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Second Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Agreements and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

               (h) The Investors shall have received an opinion from Hale and Dorr LLP, the Company's counsel, dated as of the Second Closing Date, in form and substance reasonably acceptable to the Investors, addressing those legal matters set forth in SCHEDULE 5A hereto.

               5A.4 CONDITIONS TO OBLIGATIONS OF THE COMPANY- SECOND CLOSING. The Company's obligation to sell and issue the Remaining Securities at the Second Closing is subject to the fulfilment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

               (a)  The  conditions  set  forth  in  subsections  (b) and (d) of
Section 5A.3 shall have been fulfilled.

               (b) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding should have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.

               (c) The  representations  and warranties made by the Investors in
Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment
Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Second Closing Date.

               (d) The Investors shall have delivered one or more Certificates, executed on behalf of each Investor by an authorized signatory, dated as of the Second Closing Date, certifying to the fulfilment of the conditions specified in subsection (c) with respect to such Investor.

              5A.5 TERMINATION OF OBLIGATIONS TO EFFECT SECOND CLOSING; EFFECTS.

               (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Second Closing shall terminate as follows:

                    (i) Upon the mutual written consent of the Company and the Required Investors;

                    (ii) By the  Company if any of the  conditions  set forth in
Section 5A.4 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                    (iii) By the Required Initial Investors (as to the Initial Investors only) if any of the conditions set forth in Section 5A.3 shall have become incapable of fulfillment, and shall not have been waived by the Required Initial Investors;

                    (iv) By the Required Remaining Investors (as to the Remaining Investors only) if any of the conditions set forth in Section 5A.3 shall have become incapable of fulfillment, and shall not have been waived by the Required Remaining Investors;

                    (v) By the Company if the Second Closing has not occurred on or prior to December 31, 2001;

                    (vi) By the Required Initial Investors (as to the Initial Investors only) if the Second Closing has not occurred on or prior to December 31, 2001; or

                    (vii) By the Required Remaining Investors (as to the Remaining Investors only) if the Second Closing has not occurred on or prior to December 31, 2001;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Second Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Agreements if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Second Closing.

               (b) In the event of termination by the Company or the Investors of their obligations to effect the Second Closing pursuant to this Section 5A.5, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Second Closing shall be terminated, without further action by any party; provided, however, that in the event that either the Initial Investors or the Remaining Investors terminate their obligation to effect the Second Closing pursuant to the terms hereof, the other Investors shall have the right, for a period of ten days following receipt of notice by them of such termination to require the Company to consummate the Second Closing with respect to such Investors only. In the event that the Initial Investors or the Remaining Investors, as the case may be, do not exercise such right prior to the end of such ten-day period, the obligation of such Investors to effect the Second Closing shall automatically terminate without the necessity of any further act on the part of such Investors. Nothing in this Section 5A.5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Agreements or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Agreements.

               (c) A termination of the obligation to effect the Second Closing pursuant to the terms of this Section 5A.5 shall not affect the Agreement or the other Agreements which shall otherwise continue in full force and effect.

     6. REGISTRATION RIGHTS AGREEMENT. The parties acknowledge and agree that part of the inducement for the Investors to enter into this Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

     7. COVENANTS AND AGREEMENTS OF THE COMPANY.

          7.1 RIGHT OF THE INVESTORS TO PARTICIPATE IN FUTURE TRANSACTIONS. So long as the Investors to whom securities have been issued pursuant to this Agreement and/or their assignees continue to be the beneficial owners (determined in accordance with the rules and regulations of the Securities and Exchange Commission) of at least a majority of the shares of Preferred Stock issued pursuant to this Agreement (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof), the Investors shall have the right to participate in future capital raising transactions on the terms and conditions set forth in this Section 7.1; provided, however, that the provisions of this Section 7.1 shall not apply to the issuance and sale of the Remaining Securities. During such period, the Company shall give ten (10) business days advance written notice to such Investors and/or assignees prior to any non-public offer or sale of any of the Company's securities by providing to such Investors and/or their assignees a term sheet containing all material business terms of the proposed transaction. Such Investors and/or their assignees shall have the right (pro rata in accordance with such Investors' participation in this offering) to purchase such securities which are the subject of the proposed transaction for the same consideration and on the same terms and conditions as contemplated for such third-party sale; provided, however, that if less than all of the Preferred Stock is outstanding at the time of such proposed transaction, the participation right of the Investors shall be pro rated based on the percentage of the original shares of Preferred Stock that are then outstanding (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof). The Investor(s)' rights hereunder must be exercised in writing by the Investor(s) within five (5) business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to an Investor hereunder but prior to the Investor exercising its right to participate (or the expiration of the five-day period without response from the Investor), the terms and conditions of the proposed third-party sale are changed in any material respect from that disclosed in the term sheet provided to such Investor, the Company shall be required to provide a new notice to the Investor hereunder and the Investors shall have the right, which must be exercised within five (5) business days of such new notice, to exercise their rights to purchase the securities on such changed terms and conditions as provided hereunder. In the event the Investors do not exercise their rights hereunder, or affirmatively decline to engage in the proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Investors.

          7.2 LIMITATION ON CERTAIN ACTIONS. Commencing on the date hereof and continuing until the earliest of (i) the Second Closing, (ii) the termination of the obligations of the parties hereto to effect the Second Closing in accordance with Section 5A.5 hereof, or (iii) the termination of this Agreement in accordance with its terms, the Company shall not take or agree to take any action, including without limitation, effecting or approving any stock split, reverse stock split, stock dividend or other reclassification or combination of any class or series of its capital stock or the issuance of any shares of its capital stock, if such action would result in an adjustment of the Conversion Price (as defined in the Certificate of Designations), the Warrant Price (as defined in the Warrants) or the number of shares issuable upon exercise of the Warrants.

          7.3 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Stock and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Preferred Stock issued pursuant to this Agreement and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

          7.4 REPORTS. So long as the Investors to whom securities have been issued pursuant to this Agreement and/or their assignees continue to be the beneficial owners (determined in accordance with the rules and regulations of the Securities and Exchange Commission) of at least a majority of the shares of Preferred Stock issued pursuant to this Agreement (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof), the Company will furnish to such Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, that such Investors and/or assignees shall hold in confidence any confidential or proprietary information received from the Company and identified as such at the time of disclosure such information and shall use any such confidential or proprietary information solely for the purpose of monitoring and evaluating their investment in the Company and; provided, further, that the Company shall not be required to provide any information to the Investors which, if disclosed to such Investors and/or their assignees pursuant to the terms of this Section 7.4, would, in the good faith judgment of the Company, cause the Company or any Subsidiary to violate the terms of a confidentiality undertaking binding on the Company or such Subsidiary. Each Investor and/or assignee acknowledges that it is aware, and that it will advise its representatives who are given access to such information, that the United States securities laws may prohibit a person who has material, non-public information concerning matters that may be disclosed to it pursuant to this
Section 7.4 from purchasing or selling securities of the Company or a company which may be, or may be affiliated with, a party to a business arrangement or proposed business arrangement with the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          7.5 PRESS RELEASES. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Investors for comment a reasonable period of time prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange.

          7.6 NO CONFLICTING AGREEMENTS. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Agreements.

          7.7 INSURANCE. So long as the Investors to whom securities have been issued pursuant to this Agreement and/or their assignees continue to be the beneficial owners (determined in accordance with the rules and regulations of the Securities and Exchange Commission) of at least a majority of the shares of Preferred Stock issued pursuant to this Agreement (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof), the Company shall not materially reduce the insurance coverages described in Section 4.19.

          7.8 COMPLIANCE WITH LAWS. So long as the Investors to whom securities have been issued pursuant to this Agreement and/or their assignees continue to be the beneficial owners (determined in accordance with the rules and regulations of the Securities and Exchange Commission) of at least a majority of the shares of Preferred Stock issued pursuant to this Agreement (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof), the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

          7.9 LISTING OF UNDERLYING SHARES AND RELATED MATTERS. Promptly following the First Closing, the Company shall take such action as may be required to cause the Conversion Shares and the Warrant Shares issuable upon the conversion or exercise of the Initial Securities to be listed on the Nasdaq National Market as promptly as possible but no later than the effective date of the registration thereof contemplated by the Registration Rights Agreement.

Promptly following the Second Closing, the Company shall take such action as may be required to cause the Conversion Shares and the Warrant Shares issuable upon the conversion or exercise of the Remaining Securities to be listed on the Nasdaq National Market as promptly as possible but no later than the effective date of the registration thereof contemplated by the Registration Rights Agreement. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. So long as the Investors to whom securities have been issued pursuant to this Agreement and/or their assignees continue to be the beneficial owners (determined in accordance with the rules and regulations of the Securities and Exchange Commission) of at least a majority of the shares of Preferred Stock issued pursuant to this Agreement (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof), the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq National Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable.

          7.10 PROXY STATEMENT; STOCKHOLDERS MEETING. (a) Promptly following the execution and delivery of this Agreement. The Company shall take all action necessary to call a meeting of its stockholders (the "Stockholders Meeting") for the purpose of seeking approval of the Company's stockholders for the issuance and sale to the Investors of the Remaining Securities, together with the Conversion Shares and Warrant Shares related thereto (the "Proposal"). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the "Proxy Statement") and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date of the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Second Closing, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

          (b) Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company's Board of Directors after consultation with the Company's outside counsel), the Company's Board of Directors shall recommend to the Company's stockholders (and not revoke or amend such recommendation) that the stockholders vote in favor of the Proposal and shall cause the Company to take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Proposal. Whether or not the Company's Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company's stockholders, the Company is required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Stockholders Meeting as promptly as practicable to consider and vote upon the approval of the Proposal.

          7.11 DESIGNATED DIRECTORS.

          (a) Pursuant to the terms of the Preferred Stock, the holders of the Preferred Stock have the right to elect two directors of the Company (the "Series B Directors"). Each of the Investors acknowledges that so long as SSF and/or one of its Affiliates hold shares of Preferred Stock, SSF shall have the right to designate the Series B Directors (the "SSF Designees") and each of the Investors shall vote all of the Preferred Stock held by such Investor in favor of the SSF Designees at each election of directors.

          (b) Subject to any limitations imposed by applicable law, the SSF Designees shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person's membership on the Board of Directors of the Company, as every other non-executive member of the Board of Directors of the Company.

          (c) So long as SSF has the right to designate the Series B Directors, each Investor shall take all action necessary to remove forthwith the Series B Directors when (and only when) such removal is requested for any reason, with or without cause, by SSF.

          7.12 RIGHTS PLAN. So long as the Investors to whom securities have been issued pursuant to this Agreement and/or their assignees continue to be the beneficial owners (determined in accordance with the rules and regulations of the Securities and Exchange Commission) of at least a majority of the shares of Preferred Stock issued pursuant to this Agreement (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof), the Company shall promptly after the date hereof amend the preferred stock purchase rights (the "Rights") granted pursuant to the Rights Agreement, dated as of December 23, 1994, by and between the Company and BancOne, Arizona, NA, as amended (the "Rights Plan"), so that the Rights expire on December 31, 2001 and shall not, without the prior written consent of the Investors holding at least a majority of the outstanding shares of Preferred Stock issued pursuant to this Agreement (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof), take any other action to modify, extend or amend the Rights or the Rights Plan. In addition, so long as the Investors to whom securities have been issued pursuant to this Agreement and/or their assignees continue to be the beneficial owners (determined in accordance with the rules and regulations of the Securities and Exchange Commission) of at least a majority of the shares of Preferred Stock issued pursuant to this Agreement (determined on or prior to the Second Closing, if any, without regard to the Remaining Securities and appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Preferred Stock occurring after the date hereof), the Company shall not, without the prior written consent of the Investors holding at least a majority of the outstanding shares of Preferred Stock issued pursuant to this Agreement, adopt any other shareholder rights plan or "poison pill", enter into any rights agreement or other arrangement with respect thereto, issue any such rights to stockholders thereunder or take any other actions with respect thereto. Prior to the date hereof, the Company shall have taken all necessary action to exclude the Investors from the definition of "Acquiring Person" under the Rights Plan solely by reason of their acquisition of Securities pursuant to the terms of this Agreement.

          7.13 TERMINATION OF COVENANTS. The provisions of Section 7, other than
Section 7.10 hereof, shall terminate and be of no further force and effect upon the earlier of (i) the mutual consent of the Company and the holders of a majority of the Preferred Stock then outstanding; provided, however that no such termination effected at or prior to the earlier to occur of (I) the Second Closing or (II) the termination of the obligations of the parties hereto to effect the Second Closing in accordance with the terms hereof shall disproportionately affect the Remaining Investors without the consent of the Required Remaining Investors, (ii) no shares of Preferred Stock shall be outstanding, or (iii) a Corporate Transaction (as defined in the designations for the Preferred Stock) shall have occurred and the holders of the Preferred Stock shall not have waived their right to treat such Corporate Transaction as a liquidation pursuant to Section 3 of the designations for the Preferred Stock.

     8. SURVIVAL AND INDEMNIFICATION.

          8.1 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of eighteen months from the date of this Agreement; provided, however, that the provisions contained in
Section 7 hereof shall survive in accordance therewith.

          8.2 INDEMNIFICATION. The Company agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Agreements or otherwise resulting from any action, claim or proceeding arising out of the matters or transactions contemplated by the Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person.

          8.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; PROVIDED, HOWEVER, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

     9. MISCELLANEOUS.

          9.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, except that without the prior written consent of the Company, but after notice duly given, an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of its Securities in a private transaction. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.2 COUNTERPARTS; FAXES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          9.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

          If to the Company:

               Artisoft, Inc.
               5 Cambridge Center
               Cambridge, Massachusetts 02142
               Attn: President
               Fax:  (617) 354-3564

          With a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts 02109
               Attn: Peter B. Tarr, Esq.
               Fax:  (617) 526-5000

          If to the Investors, to the addresses set forth on the signature pages hereto.

          9.5 EXPENSES. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of counsel to SSF at the First Closing, but not in excess of $35,000. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Agreements requested by the Company. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Agreements, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

          9.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Preferred Stock then outstanding; provided, however that no such amendment or waiver effected at or prior to the earlier to occur of (i) the Second Closing or
(ii) the termination of the obligations of the parties hereto to effect the Second Closing in accordance with the terms hereof shall (A) disproportionately affect the Remaining Investors or (B) alter the form of Warrant prior to the Second Closing without the consent of the Required Remaining Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          9.7 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or SSF (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow SSF or the Company, as applicable, reasonable time to comment on such release or announcement in advance of such issuance.

          9.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

          9.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the other Agreements constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          9.10 FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfilment of the agreements herein contained.

          9.11 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of laws.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                     ARTISOFT, INC.


                                 By: /s/ Steven G. Manson
                                     -------------------------------
                                     Name: Steven G. Manson
                                     Title: President and C.E.O.

The Investors:                   SPECIAL SITUATIONS FUND III, L.P.


                                 By: /s/ Austin Marxe
                                     -------------------------------
                                     Name:  Austin Marxe
                                     Title: General Partner

INITIAL SECURITIES

Aggregate Initial Purchase Price: $2,119,000
Number of Shares of Preferred Stock: 847,600
Number of Warrants: 847,600

REMAINING SECURITIES

Aggregate Remaining Purchase Price: $731,000
Number of Shares of Preferred Stock: 292,400
Number of Warrants: 292,400


     Address for Notice:

          153 E. 53rd Street
          55th Floor
          New York, NY  10022

     with a copy to:

          Lowenstein Sandler PC
          65 Livingston Avenue
          Roseland, NJ  07068
          Attn: John D. Hogoboom, Esq.
          Telephone: 973.597.2500
          Facsimile: 973.597.2400

                                 SPECIAL SITUATIONS CAYMAN FUND, L.P.


                                 By: /s/ Austin Marxe
                                     -------------------------------
                                     Name:  Austin Marxe
                                     Title: General Partner

INITIAL SECURITIES

Aggregate Initial Purchase Price: $705,000
Number of Shares of Preferred Stock: 282,000
Number of Warrants: 282,000

REMAINING SECURITIES

Aggregate Remaining Purchase Price: $245,000
Number of Shares of Preferred Stock: 98,000
Number of Warrants: 98,000

     Address for Notice:

          153 E. 53rd Street
          55th Floor
          New York, NY  10022

     with a copy to:

          Lowenstein Sandler PC
          65 Livingston Avenue
          Roseland, NJ  07068
          Attn: John D. Hogoboom, Esq.
          Telephone: 973.597.2500
          Facsimile: 973.597.2400

                                 SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.


                                 By: /s/ Austin Marxe
                                     -------------------------------
                                     Name:  Austin Marxe
                                     Title: General Partner

INITIAL SECURITIES

Aggregate Initial Purchase Price: $705,000
Number of Shares of Preferred Stock: 282,000
Number of Warrants: 282,000

REMAINING SECURITIES

Aggregate Remaining Purchase Price: $245,000
Number of Shares of Preferred Stock: 98,000
Number of Warrants: 98,000

     Address for Notice:

          153 E. 53rd Street
          55th Floor
          New York, NY  10022

     with a copy to:

          Lowenstein Sandler PC
          65 Livingston Avenue
          Roseland, NJ  07068
          Attn: John D. Hogoboom, Esq.
          Telephone: 973.597.2500
          Facsimile: 973.597.2400

                                 SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.


                                 By: /s/ Austin Marxe
                                     -------------------------------
                                     Name:  Austin Marxe
                                     Title: General Partner

INITIAL SECURITIES

Aggregate Initial Purchase Price:  $371,000
Number of Shares of Preferred Stock:  148,400
Number of Warrants:  148,400

REMAINING SECURITIES

Aggregate Remaining Purchase Price:  $129,000
Number of Shares of Preferred Stock:  51,600
Number of Warrants:  51,600

     Address for Notice:

          153 E. 53rd Street
          55th Floor
          New York, NY  10022

     with a copy to:

          Lowenstein Sandler PC
          65 Livingston Avenue
          Roseland, NJ  07068
          Attn: John D. Hogoboom, Esq.
          Telephone: 973.597.2500
          Facsimile: 973.597.2400

                                 LAGUNITAS PARTNERS, LP

                                 By: Gruber & McBaine Capital Management, LLC,
                                     Its General Partner


                                 By: /s/ Jon D. Gruber
                                     -------------------------------
                                     Name:  Jon D. Gruber
                                     Title: Manager

INITIAL SECURITIES

Aggregate Initial Purchase Price: $0
Number of Shares of Preferred Stock: 0
Number of Warrants: 0

REMAINING SECURITIES

Aggregate Remaining Purchase Price: $1,120,000
Number of Shares of Preferred Stock: 448,000
Number of Warrants: 448,000

     Address for Notice:

          c/o Gruber & McBaine Capital Management, LLC
          50 Osgood Place, Penthouse
          San Francisco, CA  94133
          Attn: Christine Arroyo
          Telephone: 415.981.1039
          Facsimile: 415.981.6434

     with a copy to:

          Shartsis, Friese & Ginsburg, LLP
          One Maritime Plaza, 18th Floor
          San Francisco, CA  94111
          Attn: Steven O. Gasser, Esq.
          Telephone: 415.421.6500
          Facsimile: 415.421.2922

                                 GRUBER & MCBAINE INTERNATIONAL

                                 By: Gruber & McBaine Capital Management, LLC,
                                     Attorney-in-Fact


                                 By: /s/ Jon D. Gruber
                                     -------------------------------
                                     Name:  Jon D. Gruber
                                     Title: Manager

INITIAL SECURITIES

Aggregate Initial Purchase Price: $0
Number of Shares of Preferred Stock: 0
Number of Warrants: 0

REMAINING SECURITIES

Aggregate Remaining Purchase Price: $350,000
Number of Shares of Preferred Stock: 140,000
Number of Warrants: 140,000

     Address for Notice:

          c/o Gruber & McBaine Capital Management, LLC
          50 Osgood Place, Penthouse
          San Francisco, CA  94133
          Attn: Christine Arroyo
          Telephone: 415.981.1039
          Facsimile: 415.981.6434

     with a copy to:

          Shartsis, Friese & Ginsburg, LLP
          One Maritime Plaza, 18th Floor
          San Francisco, CA  94111
          Attn: Steven O. Gasser, Esq.
          Telephone: 415.421.6500
          Facsimile: 415.421.2922

                                 /s/ Jon D. Gruber
                                 -------------------------------
                                 Jon D. Gruber

INITIAL SECURITIES

Aggregate Initial Purchase Price: $0
Number of Shares of Preferred Stock: 0
Number of Warrants: 0

REMAINING SECURITIES

Aggregate Remaining Purchase Price: $200,000
Number of Shares of Preferred Stock: 80,000
Number of Warrants: 80,000

     Address for Notice:

          c/o Gruber & McBaine Capital Management, LLC
          50 Osgood Place, Penthouse
          San Francisco, CA  94133
          Attn: Christine Arroyo
          Telephone: 415.981.1039
          Facsimile: 415.981.6434

     with a copy to:

          Shartsis, Friese & Ginsburg, LLP
          One Maritime Plaza, 18th Floor
          San Francisco, CA  94111
          Attn: Steven O. Gasser, Esq.
          Telephone: 415.421.6500
          Facsimile: 415.421.2922

                             F/B/O/ LINDSAY DEROY GRUBER TRUST
                             DATED DECEMBER 27, 1976


                             By: /s/ Jon D. Gruber
                                 -------------------------------
                                 Name:  Jon D. Gruber
                                 Title: Trustee

INITIAL SECURITIES

Aggregate Initial Purchase Price: $0
Number of Shares of Preferred Stock: 0
Number of Warrants: 0

REMAINING SECURITIES

Aggregate Remaining Purchase Price: $40,000
Number of Shares of Preferred Stock: 16,000
Number of Warrants: 16,000

     Address for Notice:

          c/o Gruber & McBaine Capital Management, LLC
          50 Osgood Place, Penthouse
          San Francisco, CA  94133
          Attn: Christine Arroyo
          Telephone: 415.981.1039
          Facsimile: 415.981.6434

     with a copy to:

          Shartsis, Friese & Ginsburg, LLP
          One Maritime Plaza, 18th Floor
          San Francisco, CA  94111
          Attn: Steven O. Gasser, Esq.
          Telephone: 415.421.6500
          Facsimile: 415.421.2922

                             F/B/O/ JONATHAN WYATT GRUBER TRUST
                             DATED DECEMBER 30, 1975


                             By: /s/ Jon D. Gruber
                                 -------------------------------
                                 Name:  Jon D. Gruber
                                 Title: Trustee

INITIAL SECURITIES

Aggregate Initial Purchase Price: $0
Number of Shares of Preferred Stock: 0
Number of Warrants: 0

REMAINING SECURITIES

Aggregate Remaining Purchase Price: $40,000
Number of Shares of Preferred Stock: 16,000
Number of Warrants: 16,000

     Address for Notice:

          c/o Gruber & McBaine Capital Management, LLC
          50 Osgood Place, Penthouse
          San Francisco, CA  94133
          Attn: Christine Arroyo
          Telephone: 415.981.1039
          Facsimile: 415.981.6434

     with a copy to:

          Shartsis, Friese & Ginsburg, LLP
          One Maritime Plaza, 18th Floor
          San Francisco, CA  94111
          Attn: Steven O. Gasser, Esq.
          Telephone: 415.421.6500
          Facsimile: 415.421.2922